                                                                    Exhibit 99.1

--------------------------------------------------------------------------------

Contact:
Arnold Agbayani
Vice President, Finance & CFO
IXYS Corporation
3540 BASSETT STREET
SANTA CLARA,CALIFORNIA 95054
(408) 982-0700

--------------------------------------------------------------------------------

IXYS CORPORATION ANNOUNCES RECORD RESULTS FOR FISCAL 2001

     SANTA CLARA, CALIF. May 9, 2001 -- IXYS Corporation (NASDAQ:SYXI) today released its financial results for its fourth fiscal quarter and fiscal year ended March 31, 2001 with record annual and quarterly revenues and net income.

     For the fourth fiscal quarter ending March 31, 2001 IXYS Corporation reported net revenues of $32.0 million, an increase of 42.0% from the $22.5 million reported in the same period of the prior fiscal year.

     Net income for the fourth fiscal quarter ending March 31, 2001 was $3.8 million, or $0.13 per diluted share, an increase of 60.7% from the $2.4 million, or $0.09 per diluted share, reported in the same period of the prior fiscal year

     For the fiscal year ended March 31, 2001 IXYS Corporation reported net revenues of $111.4 million, and increase of 45.4% from the $76.6 million reported in the prior fiscal year.

     Net income for the fiscal year ended March 31, 2001 was $13.6 million, or $0.49 per diluted share, an increase of 96.9% from the $6.9 million, or $0.28 per diluted share, reported in the prior fiscal year.

     "We are pleased to report that despite the weakness in the semiconductor industry, we have just completed an unprecedented twelfth consecutive quarter of record revenue and seventeenth consecutive quarter of revenue growth," stated President and CEO, Nathan Zommer.

     "In the fiscal year just ended, 40% of our net revenues were derived in the U.S., 42% in Europe and 18% in Asia and the rest of the world. Although there is still strong demand for some of our products, we have seen some weakness develop in certain of our end markets. As a result of the weakness we are seeing, we expect our net revenues for our first fiscal quarter ending June 30, 2001 to be about 20% lower than our March 2001 quarter, but about 10% higher than the prior year June quarter. Due to the lack of visibility in our end markets, it is still too early to provide guidance for quarters beyond June 2001."

     "As we have in the past, we continue to invest in capital expenditures and in R&D and expect to be rewarded for our efforts in these areas when the economy turns around. The effect on our operation of soft markets like we are currently experiencing reaffirm our strategy of maintaining a well diversified customer base of greater than 2,000 customers across multiple end used applications in power conversion, motor drive, medical and transportation markets. Further, we remain well positioned in the high power, high performance end of the power semiconductor market, which we believe is the right place to be for continued technological advancement."

     IXYS develops and markets primarily high performance power semiconductor devices that are used in controlling and converting electrical power efficiently in power systems for the telecommunication and internet infrastructure, motor drives, medical systems and transportation. IXYS also serves its markets with a combination of digital and analog integrated circuits.

     The statements in this news release relating to our expectations for our first fiscal quarter ending June 30, 2001 and our expectations related to our continued investment in capital expenditures and R&D are forward looking in nature, and thus involve risks and uncertainties that could cause actual results to differ from predicted results. These risks and uncertainties include the effect that a continued slowdown in the semiconductor industry in general could have on our operations. Further information on other factors that could affect the Company's operations is detailed and included in the Company's Form 10-K, as filed with the Securities and Exchange Commission, which includes the IXYS Corporation audited financial statements as of March 31, 2000 and 1999. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements.

     Additional information may be obtained by visiting IXYS' website at http://www.ixys.com, or by contacting the Company directly.

                                IXYS CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)
                                  (unaudited)

                                                                               March 31, 2001         March 31, 2000
                                                                             ----------------      -----------------
ASSETS
Cash and cash equivalents...........................................                 $ 45,182                $ 9,759
Trade accounts receivable, net......................................                   26,303                 16,863
Inventories, net....................................................                   34,033                 21,477
Deferred income taxes...............................................                    2,561                  1,627
                                                                             ----------------      -----------------
  Total current assets..............................................                  108,079                 49,726
Property and equipment, net.........................................                   13,960                 10,175
Goodwill and other intangible assets, net...........................                    2,128                    231
Other...............................................................                    2,931                  2,131
Deferred income taxes...............................................                      315                    782
                                                                             ----------------      -----------------
  Total assets......................................................                 $127,413                $63,045
                                                                             ================      =================

LIABILITIES AND STOCKHOLDER'S EQUITY
Current portion, capital leases.....................................                 $  1,737                $ 1,365
Current portion, long term debt.....................................                      700                  2,789
Accounts payable....................................................                   10,649                  5,467
Other accrued liabilities...........................................                   13,240                 10,345
                                                                             ----------------      -----------------
  Total current liabilities.........................................                   26,326                 19,966
Long term capital leases............................................                    3,425                  1,783
Long term debt......................................................                       57                  5,544
Pension obligations.................................................                    4,882                  4,855
                                                                             ----------------      -----------------
  Total liabilities.................................................                   34,690                 32,148

Common stock, $0.01 par value:
  Issued and outstanding: 24,048,768 in 2000 and
  26,662,132 in 2001................................................                      267                    240
Additional paid-in capital..........................................                   91,873                 43,324
Notes receivable from employees.....................................                     (823)                  (861)
Cumulative translation adjustment...................................                   (2,483)                (1,988)
Accumulated deficit.................................................                    3,889                 (9,698)
                                                                             ----------------      -----------------
  Total stockholder's equity........................................                   92,723                 30,897
                                                                             ----------------      -----------------
     Total liabilities and stockholders' equity.....................                 $127,413                $63,045
                                                                             ================      =================

                                IXYS CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In thousands, except share data)
                                  (unaudited)

                                                                     Three Months Ended             Fiscal Year Ended
                                                                          March 31,                     March 31,
                                                                   -----------------------      -----------------------
                                                                     2001           2000           2001          2000
                                                                   --------       --------      ---------      --------
Net revenues.................................................       $32,008        $22,546       $111,389       $76,627
Cost of goods sold...........................................        19,651         14,129         69,967        49,290
                                                                   --------       --------      ---------      --------
Gross profit.................................................        12,357          8,417         41,422        27,337
                                                                   --------       --------      ---------      --------
Research, development and engineering........................         1,985          1,168          6,081         4,668
Selling, general and administrative..........................         3,594          2,914         13,535        10,988
Amortization of goodwill and intangibles.....................            58            116            424           462
                                                                   --------       --------      ---------      --------
Operating income.............................................         6,720          4,219         21,382        11,219
Other income (expenses), net.................................          (564)          (288)           526          (432)
                                                                   --------       --------      ---------      --------
Income before income tax provision...........................         6,156          3,931         21,908        10,787
Income tax provision.........................................         2,339          1,556          8,321         3,888
                                                                   --------       --------      ---------      --------
Net income...................................................       $ 3,817        $ 2,375       $ 13,587       $ 6,899
                                                                   ========       ========      =========      ========
Net income per share-basic...................................         $0.15          $0.10          $0.54         $0.29
                                                                   ========       ========      =========      ========
Number of share used in per share calculation-basic..........        26,000         23,976         25,239        23,970
                                                                   ========       ========      =========      ========
Net income per share-diluted.................................         $0.13          $0.09          $0.49         $0.28
                                                                   ========       ========      =========      ========
Number of shares used in per share calculation-diluted.......        28,436         25,400         27,774        24,826
                                                                   ========       ========      =========      ========